                               Pomeroy Computer Resources, Inc.
                           Exhibit 11 - Computation of Earnings Per Share
                             (in thousands, except per share amounts)


            Primary Earnings Per Common Share

                                                                Quarter Ended
                                                               _______________
                                                                  April 5,
                                                               1996       1997
                                                             ________    ______

            Net income (loss) for the period                 $(1,355)    $2,958
                                                             ========    ======
            Weighted common shares outstanding                 3,962      6,891

            Dilutive effect of options
            outstanding during the period                        155        209
                                                             ________    ______

            Total common and common
            equivalent shares                                  4,177      7,100
                                                             ========    ======
            Earnings (loss) per common share                  $(0.33)    $ 0.42
                                                             ========    ======
            Fully Diluted Earnings Per Common Share
                                                                Quarter Ended
                                                               _______________
                                                                  April 5,
                                                               1996       1997
                                                             ________    ______

            Net Income for the period                        $(1,355)    $2,958
                                                             ========    ======
            Weighted common shares
            outstanding                                        3,962      6,891

            Dilutive effect of options
            outstanding during the period                        168        209
                                                             ________    ______

            Total common and common
            equivalent shares                                  4,130      7,100
                                                             ========    ======

            Earnings per common share                        $ (0.33)    $ 0.42
                                                             ========    ======                                          E-1